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                                                                  Exhibit 16




                             MOORE STEPHENS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS



                               December 3, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

        We have read the statements made by Sentex Sensing Technology, Inc., which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated December 3, 1996. We agree with the statements concerning our Firm in such Form 8-K.


                                        Very truly yours,

                                        /s/ Moore Stephens, P.C.
                                        ------------------------------
                                        MOORE STEPHENS, P.C.